Exhibit 10.4

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

Time Charter Party

LONDON 10th October 2006

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

IT IS THIS DAY AGREED between EXMAR EXCALIBUR SHIPPING COMPANY LIMITED of Moreau House, 116 Brompton Road, London SW3 111, United Kingdom (hereinafter referred to as “Owners”), being disponent owners of the good steam Liquefied Natural Gas Carrier called EXCALIBUR (hereinafter referred to as “the Vessel”) described as per Clause 1 hereof and EXCELERATE ENERGY LP - of 1330 Lake Robbins Drive, Suite 270, The Woodlands, Texas 77380, United States of America (hereinafter referred to as “Charterers”)

Description and Condition of Vessel	1.	At the date of delivery of the Vessel under this charter-and throughout the charter period:

(a)              she shall be classed by a Classification Society, which is a member of the International Association of Classification Societies;

(b)              if she is fifteen years old or over she shall obtain and maintain a LNG Condition Assessment Programme (“CAP”) of not less than two (2);

(c)               she shall be in every way fit to load, carry, discharge and measure Liquefied Natural Gas (LNG”);

(d)              she shall be tight, staunch, strong, in good order and condition, and In every way fit for the service, with her machinery, boilers, hull and other equipment (including but not limited to hull stress calculator, radar, computers and computer systems) in a good and efficient state;

(e)               her tanks, valves and pipelines shall be liquid and gas light;

(f)                she shall be in every way fitted for burning, in accordance with the grades specified in Clause 5 hereof:

		(i) at sea, fuel oil in any proportion with LNG Boil-Off for main propulsion and marine diesel oil for auxiliaries; (ii) in port, fuel oil in her boilers and marine diesel oil for auxiliaries;

(g)               she shall have all her cargo measuring equipment and instrumentation calibrated and certified, and this this shall be verified (if required by Charterers) by the relevant inspectorate at each load port;

(h)              she shall have her insulation spaces prepared as per her containment system design conditions;

(i)                  she shall comply with the regulations in force so as to enable her, if her size permits, to pass through the Suez Canal by day and night without delay;

(j)                 she shall have on board all certificates, documents and equipment required from time to time by any applicable law to enable her to perform the charter service without delay. For the avoidance of doubt this will include, but will not be limited to, the Vessel’s Certificate of Financial Responsibility;

(k)              she shall comply with the description appended hereto as Appendix A, provided however that if there is any conflict between the provisions of this questionnaire and any other provision, including this Clause 1, of this charter such other provisions shall govern;

(l)                  subject, if applicable to clause 19, her ownership structure, flag, registry, classification society and management company shall not be changed without prior written consent of Charterers, such approval not to be unreasonably withheld See also Clause 51

Safety Management		(m) Owners will operate:
		(i) a safety management system certified to comply with the International Safety Management Code (“ISM Code”) for the Safe Operation of Ships and for Pollution Prevention;
		(ii) a documented safe working procedures system (including procedures for the identification and mitigation of risks);
		(iii) a documented environmental management system;
		(iv) a documented accident/incident reporting system compliant with flag state requirements;

(n)              Owners shall submit to Charterers a monthly written report detailing all accidents/incidents and environmental reporting requirements, in accordance with the “Shell Safety and Environmental Monthly Reporting Template” appended hereto as Appendix B;

(o)              Owners shall maintain Health Safely Environmental (“HSE”) records sufficient to demonstrate compliance with the requirements of their HSE system and of this charter. Charterers reserve the right to confirm compliance with HSE requirements by audit of Owners;

		(p) Owners shall arrange at their expense for a SIRE inspection to be carried out at intervals of six months plus or minus thirty days.
Shipboard Personnel and their Duties	2.

(a)              At the dale of delivery of the Vessel under this charier and throughout the charier period:

(i)                  she shall have a full and efficient complement of master, officers and crew for a Vessel of and her tonnage, who shall in any event be not less than the number required by the laws of the flag state and who shall be trained to operate the Vessel and her equipment competently and safely;

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ii)               all shipboard personnel shall hold valid certificates of competence in accordance with the requirements of the law of the flag state;

(iii)            all shipboard personnel shall be trained in accordance with the relevant provisions of the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1995 or any additions, modifications or subsequent versions thereof;

(iv)           there shall be on board sufficient personnel with a good working knowledge of the English language to enable cargo operations at loading and discharging places to be carried out efficiently and safely and to enable communications between the Vessel and those loading the Vessel or accepting discharge therefrom to be carried out quickly and efficiently;

(v)              the terms of employment of the Vessel’s staff and crew will always remain acceptable to the International Transport Worker’s Federation and the Vessel will at all times carry a Blue Card;

(b)              Owners guarantee that throughout the charter service the master shall with the Vessel’s officers and crew, unless otherwise ordered by Charterers:

(i)                  prosecute all voyages with the utmost despatch;

(ii)               render all customary assistance; and

(iii)            load and discharge cargo as rapidly as possible when required by Charterers or their agents to do so, by night or by day, but always in accordance with the laws of the place of loading or discharging (as the case may be) and in each case in accordance with any applicable laws of the flag state.

(c) Owners shall at all times have responsibility for the proper stowage of the cargo and shall keep a strict account of all cargo loaded, Boil-Off, and cargo discharged.
Duty to Maintain	3.

(a)              Throughout the charter service Owners shall, whenever the passage of time, wear and tear or any event (whether or not coming within Clause 29 hereof) requires steps to be taken to maintain or restore the conditions stipulated in Clauses 1 and 2(a), exercise due diligence so to maintain or restore the Vessel.

(b)              If at any time whilst the Vessel is on hire under this charter the Vessel fails to comply with the requirements of Clauses 1, 2(a) or 12 then hire shall be reduced to the extent necessary to indemnify Charterers for such failure. If and to the extent that such failure affects the time taken by the Vessel to perform any services under this charter, hire shall be reduced by an amount equal to the value, Calculated at the rate of hire, of the time so lost.

Any reduction of hire under this sub-Clause (b) shall be without prejudice to any other remedy available to Charterers, but where such reduction of hire is in respect of time lost, such time shall be excluded from any calculation under Clause 26 and Appendix C.

(c)               If Owners are in breach of their obligations under Clause 3(a), Charterers may so notify Owners in writing and if, after the expiry of ***** following the receipt by Owners of any such notice, Owners have failed to demonstrate to Charterers’ reasonable satisfaction the exercise of due diligence as required in Clause 3(a), the Vessel shall be off-hire, and no further hire payments shall be due, until Owners have so demonstrated that they are exercising such due diligence.

(d)              Owners shall advise Charterers immediately, in writing, should the Vessel fail an inspection by, but not limited to, a governmental and/or port state authority, and/or terminal. Owners shall simultaneously advise Charterers within a reasonable period of time of their proposed course of action to remedy the defects, which have caused the failure of such inspection.

(e)               If, in Charterers’ reasonably held view:

(i)                  failure of an inspection, or,

(ii)               any finding of an inspection,
referred to in Clause 3(d), prevents normal commercial operations then Charterers may so notify Owners in writing and if after the expiry of ***** days following the receipt by Owners of any such notice Owners have failed to demonstrate the exercise of due diligence as required in Clause 3 (a) Charterers shall have the option to place the Vessel off-hire, and in that event no further hire payments shall be due, until Owners have demonstrated to Charterers’ reasonable satisfaction that they are exercising due diligence and until the date and time that the Vessel passes a re-inspection by the same organisation, or becomes commercially operable, which shall be in a position no less favourable Charterers than at which she went off-hire.
Notwithstanding the above, if such failure was due to substantial changes in their criteria for such inspections, compared with their current criteria at the time of the signature of this charter then such situation shall be dealt with between Owners and Charterers in good faith with a view to agreeing how the failure could be remedied.

(f)                Furthermore, at any time while the Vessel is off-hire under this Clause 3 (with the exception of Clause 3(e)(ii)), Charterers have the option to terminate this charter by giving notice in writing with effect from the date on which such notice of termination is received by Owners or from any later date stated in such notice. This sub-Clause (f) is without prejudice to any rights of Charterers or obligations of

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

		Owners under this charter or otherwise.
Period, Trading Limits and Safe Places	4.

(a)              Owners agree to let and Charterers agree to hire the Vessel for a period of fifteen (15) years, in direct continuation to the present period under the terms of the Charter Party dated 22nd December 2005, plus or minus ***** in Charterers’ option, for the purpose of carrying LNG only, in any part of the world as Charterers shall direct, subject to the limits of the current British Institute Warranties and any subsequent amendments thereof. Notwithstanding the foregoing, but subject to Clause 36, Charterers may order the Vessel beyond such limits provided that Owners consent thereto (such consent not to be unreasonably withheld) and that Charterers pay for any insurance premium required by the Vessel’s underwriters as a consequence of such order.

(b)              Any time during which the Vessel is off-hire under this charter may be added to the charter period in Charterers’ option up to the total amount of time spent off-hire. In such cases the rate of hire will be that prevailing at the time the Vessel would, but for the provisions of this Clause, have been redelivered. Charterers shall exercise this option no later than ***** before the date on which the charter would otherwise terminate. Any periods of off-hire occurring after the time and date on which Charterers have declared their option may be added to the charter period as long as Charterers have declared that they will be so added within ***** of the end of the relevant period of off-hire.

(c)               Charterers shall use due diligence to ensure that the Vessel is only employed between and at safe places (which expression when used in this charter shall include ports, berths, wharves, docks, anchorages, submarine lines, alongside vessels or lighters, bunker barges and other locations including locations at sea) where she can safely lie always afloat. Notwithstanding anything contained in this or any other clause of this charter, Charterers do not warrant the safety of any place to which they order the Vessel and shall be under no liability in respect thereof except for loss or damage caused by their failure to exercise due diligence as aforesaid. Subject as above, the Vessel shall be loaded and discharged at any places as Charterers may direct.

(d)              Owners warrant that the Vessel is compatible with the LNG Terminals listed in Appendix A for berthing, unberthing, loading and discharging LNG cargo without modification to the Vessel. In the event that such modification to the Vessel becomes necessary as a result of changes in international regulations or standards and/or are required by the Vessel’s Classification Society or Flag State, the cost of such modification shall be for Owners’ account, and the Vessel shall be off-hire for the time required to effect such modifications unless this can be achieved without affecting the performance of the Vessel under this charter.

Bunkers and LNG Heel at Delivery and Redelivery	5.

Charterers shall accept and pay for all bunkers (which shall include fuel oil, diesel oil and gas oil) and LNG Heel on board at the time of delivery, and Owners shall on redelivery (whether it occurs at the end of the charter or on the earlier termination of this charter) accept and pay for all bunkers and LNG Heel remaining on board, valued respectively at the Fuel Price and the LNG Price.

The Vessel shall be delivered to Charterers with its cargo tanks containing LNG vapour.

The Vessel shall be redelivered to Owners with sufficient bunkers on board to reach the nearest main bunkering port at a speed of 19.5 knots in ballast.

Throughout the charter the Vessel shall operate with at least a quantity of bunkers or Fuel Oil Equivalent, as defined in Clause 50, on board sufficient to prosecute safely each voyage. The above amount shall be in addition to a safety reserve of fuel oil, which would enable the Vessel to steam at maximum speed for a total of three days.

Notwithstanding anything contained in this charter all bunkers and LNG Heel on board the Vessel shall, throughout the duration of this charter, remain the property of Charterers or their nominee and can only be purchased on the terms specified in the charter at the end of the charter period or, if earlier, at the termination of the charter.

Grade of Bunkers	6.

Charterers shall supply fuel oil whose properties comply with those set out in ISO Standard 8217 for RMIH45 and diesel oil whose properties comply with the standard for DMA. If Owners require the Vessel to be supplied with more expensive bunkers they shall be liable for the extra cost thereof.

Should Charterers trade the Vessel into a Sulphur Emissions Control Area (“SECA”) as defined in Annex VI of the International Convention for the Prevention Of Pollution from Ships (“MARPOL”), then the Charterers shall supply low sulphur fuel oil of a quality which will satisfy the SECA requirements, sufficient for the Vessel’s need while in the restricted area, and the Owners shall provide segregated storage for this fuel oil.

Delivery, Redelivery, Laydays and Cancelling	7.

Owners shall deliver the Vessel to Charterers as is/where is in direct continuation to the charter party dated 22nd December 2005. For the avoidance of doubt the delivery date shall be 04:42 hours GMT 29th March 2007.

Charterers shall redeliver the Vessel to Owners on arrival at the pilot boarding station, inbound or on dropping last outbound sea pilot outbound, at one safe port Worldwide in Charterers’ option.

Charterers are required to give Owners the following notices of redelivery:

***** approximate with area

***** approximate with area

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

		***** approximate with area ***** approximate with port ***** definite with port Thereafter Charterers shall keep Owners advised regularly of any changes in expected time of redelivery.
Owners to Provide	8.

Owners undertake to provide and to pay for all provisions, wages (including but not limited to all overtime Payments), and shipping and discharging fees and all other expenses of the master, officers and crew, also, except as provided in Clauses 4 and 35 hereof, for all insurance on the Vessel, for all deck, cabin and engine-room stores, and for water, for all drydocking, overhaul, maintenance and repairs to the Vessel, and for all fumigation expenses and de-rat certificates. Owners obligations under this Clause 8 extend to all liabilities for customs or import duties arising at any time during the performance of this charter in relation to the personal effects of the master, officers and crew, and in relation to the stores, provisions and other matters aforesaid which Owners are to provide and pay for and Owners shall refund to Charterers any sums Charterers or their agents may have paid or been compelled to pay in respect of any such liability. Any amounts allowable in general average for wages and provisions and stores shall be credited to Charterers insofar as such amounts are in respect of a period when the Vessel is on-hire.

Charters to Provide	9.

(a)              Charterers shall provide and pay for all fuel (which includes fuel consumed for the production of nitrogen and all Boil-Off gas, which in accordance with Charterers instructions is to be used as fuel) which must be supplied from a bunker supplier who applies the standards required by a first class operator, towage and pilotage and shall pay agency fees, port charges, commissions, expenses of loading and unloading cargoes, canal dues and all charges other than those payable by Owners in accordance with Clause 8 hereof, provided that all charges for the said items shall be for Owners’ account when such items are consumed, employed or incurred for Owners’ purposes or while the Vessel is off-hire (unless such items reasonably relate to any service given or distance made good and taken into account under Clause 22), and provided further that any fuel used in connection with a general average sacrifice or expenditure shall be paid for by Owners.

(b)              In respect of bunkers consumed for Owners purposes these will be charged on each occasion by Charterers at the Fuel Price.

(c)               If the trading limits of this charter include ports in the United States of America and/or its protectorates then Charterers shall reimburse Owners for port specific charges relating to additional premia charged by providers of oil pollution cover, when incurred by the Vessel calling at ports in the United States of America and/or its protectorates in accordance with Charterers orders.

Rate of Hire	10.

Subject as herein provided, Charterers shall pay for the use and hire of the Vessel at the rate of United States Dollars ***** per day, and pro rata for any part of a day, from the time and date of her delivery (GMT) to Charterers until the time and date of redelivery (GMT) to Owners. The Operating Cost Element, included in the aforementioned daily charter hire, is based upon United States Dollars ***** per day, and pro rata and shall be subject to escalation in accordance with the Average of United States Consumer Price index (All Urban Consumers, US City Average, all items) (“USCPI”) at each anniversary delivery.

Payment of Hire	11.

Subject to Clause 3 (c) and 3 (e), payment of hire shall be made in immediately available funds to Owners’ nominated Bank Account in United States Dollars per calendar month in advance, less:

(a)              any hire paid which Charterers reasonably estimate to relate to off-hire periods, and;

(b)              any amounts disbursed on Owners behalf, any advances and commission thereon, and charges which are for Owners account pursuant to any provision hereof, and;

(c)               any amounts due or reasonably estimated to become due to Charterers under Clause 3 (b) or 26 hereof,

Any such adjustments to be made at the due date for the next monthly payment after the facts have been ascertained Charterers shall not be responsible for any delay or error by Owners bank in crediting Owners account provided that Charterers have made proper and timely payment In default of such proper and timely payment.

(i)                  Owners shall notify Charterers of such default and Charterers shall within seven days of receipt of such notice pay to Owners the amount due, including interest, failing which Owners may withdraw the Vessel from the service of Charterers without prejudice to any other rights Owners may have under this charter or otherwise; and

(ii)               interest on any amount due but not paid on the due date shall accrue from the day after that date up to and including the day when payment is made, at a rate per annum which shall be ***** above the U.S. Prime Interest Rate as published by the Chase Manhattan Bank in New York at 12 00 New York time on the due date, or, if no such interest rate is published on that day, the interest rate published on the next preceding day on which such a rate was so published, computed on the basis of a 360 day year of twelve 30-day months, compounded semi-annually.

Space Available to Charterers	12.

The whole reach, burthen and decks on the Vessel and any passenger accommodation (including Owners’ suite) shall be at Charterers disposal, reserving only proper and sufficient space for the Vessel’s master,

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

officers, crew, tackle, apparel, furniture, provisions and stores, provided that the weight of stores on board shall not, unless specially agreed, exceed 150 tonnes at any time during the charter period.

Instructions and Logs	13.

Charterers shall from time to time give the master all requisite instructions and sailing directions, and the master shall keep a full and correct tog of the voyage or voyages, which Charterers or their agents may inspect as required. The master shall when required furnish Charterers or their agents with a true copy of such log and with properly completed loading and discharging port sheets and voyage reports for each voyage and other returns as Charterers may require Charterers shall be entitled to take copies at Owners expense of any such documents, which are not provided by the master.

Bills of Lading	14.

(a)              The master (although appointed by Owners) shall be under the orders and direction of Charterers as regards employment of the Vessel, agency and other arrangements, and shall sign Bills of Lading as Charterers or their agents may direct (subject always to Clauses 36 (a) and 41) without prejudice to this charter Charterers hereby indemnify Owners against all consequences or liabilities that may arise:

(i)                  from signing Bills of Lading in accordance with the directions of Charterers or their agents, to the extent that the terms of such Bills of Lading fail to conform to the requirements of this charter, or (except as provided in Clause 14 (b)) from the master otherwise complying with Charterers’ or their agents’ orders;

(ii)               from any irregularities in papers supplied by Charterers or their agents.

(b)              If Charterers by e-mail, facsimile or other form of written communication that specifically refers to this Clause request Owners to discharge a quantity of cargo either without Bills of Lading and/or at a discharge place other than that named in a Bill of Lading and/or that is different from the Bill of Lading quantity, then Owners shall discharge such cargo in accordance with Charterers’ instructions in consideration of receiving an indemnity in the form attached as Appendix E, which shall be deemed to be given by Charterers on each and every such occasion.

(c)               Owners warrant that the Master will comply with orders to carry and discharge against one or more Bills of Lading from a set of original negotiable Bills of Lading should Charterers so require. If required by any authority, Charterers will provide Owners, at their request, with a declaration of (final) cargo destination with respect to cargo discharged or to be discharged, as the case may be, by STS transfer into any EBRV.

Conduct of Vessel’s Personnel	15.

If Charterers complain of the conduct of the master or any of the officers or crew, Owners shall immediately Vessel’s investigate the complaint. If the complaint proves to be well founded, Owners shall, without delay, make a change in the appointments and Owners shall in any event communicate the result of their investigations to Charterers as soon as possible.

LNG Retention/ Supply for Operational Purposes	16.

(a)              Unless Charterers stipulate otherwise, Owners shall retain on board the Vessel following completion of discharge sufficient LNG Heel (which will be agreed with Charterers) to enable the Vessel to arrive at the next load port in a cold and ready to load condition and to remain in that condition for not less than twenty-four (24) hours.

(b)              Charterers shall provide and pay for LNG required for cooling the Vessel’s cargo tanks and other handling systems to the temperatures necessary to commence loading only in the following circumstances:

(i)                  in the event that the quantity of LNG Heel retained on board pursuant to Clause 16 (a) is not sufficient to enable the Vessel to arrive at the next loading port in a cold and ready to load condition unless such insufficiency is the result of an act or omission on the part of Owners or fault of the Vessel;

(ii)               when LNG is required by reason of:

(a)             strikes, quarantine restrictions, seizure under legal process, restraint of labour, none of which arise in connection with the Vessel or crew;

(b)             an act of God, act of war, lock outs, riots, civil commotions, restraint of princes rulers or people;

(iii)            when LNG is required by reason of any Restricted Period as defined in Appendix C Article 2(e) (i) to (vi), or by reason of Charterers changing the SAT, or by reason of Charterers ordering the Vessel to steam at any speed other than the Service Speed;

(iv)           following Periodical Drydockinq under Clause 24 or upon return of the Vessel to the first load port after any lay-up ordered by Charterers pursuant to Clause 32, after any underwater cleaning ordered under Appendix C Article 11(a), or after the Vessel has been withdrawn from service at the request or convenience of Charterers as a result of which the Vessel has been warmed up and/or gas freed;

(v)              where the LNG is required and caused by Charterers’ breach of this Charter.

(c)               Charterers shall provide and Owners shall pay for LNG required for cooling the Vessel’s cargo tanks at the LNG Price, in all other circumstances, including, but not limited to:

(i)                  following periods of off-hire;

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

		(ii) following requisition under Clause 33; (iii) where the LNG is required and caused by Owners’ breach of this Charter.
Pilots and Tugs	17.

Owners hereby indemnify Charterers, their servants and agents against all losses, claims, responsibilities and liabilities arising in any way whatsoever from the employment of pilots or tugboats, who although employed by Charterers shall be deemed to be the servants of and in the service of Owners and under their instructions (even if such pilots or tugboat personnel are in fact the servants of Charterers their agents or any affiliated company); provided, however, that the foregoing indemnity shall not exceed the amount to which Owners would have been entitled to limit their liability if they had themselves employed such pilots or tugboats.

Super-Numeraries	18.

Charterers may send up to two representatives in the Vessel’s available accommodation upon any voyage made under this charter, Owners providing provisions and all requisites as supplied to officers, except alcohol Charterers shall pay at the rate of United States Dollars ***** per day for each representative while on board the Vessel.

Sub-letting /Assignment/ Novation	19.

Charterers may sub-let the Vessel, but shall always remain responsible to Owners for due fulfilment of this charter Additionally Owners may assign or novate this charter to any company of the Exmar Group of Companies.

Charterers may assign or novate this charter to any company which is affiliated to or in the same ultimate beneficial ownership as the Charterers but shall always remain responsible to Owners for due fulfilment of this charter.

Final Voyage	20.

If when a payment of hire is due hereunder Charterers reasonably expect to redeliver the Vessel before the next payment of hire would fall due, the hire to be paid shall be assessed on Charterers reasonable estimate of the time necessary to complete Charterers’ programme up to redelivery, and from which estimate Charterers may deduct amounts due or reasonably expected to become due for:

(a)              disbursements on Owners behalf or charges for Owners account pursuant to any provision hereof; and

(b)              bunkers and LNG Heel on board at redelivery pursuant to Clause 5.

Promptly, and in any event not later than ***** days after redelivery any overpayment shall be refunded by Owners or any underpayment made good by Charterers.

If at the time this charter would otherwise terminate in accordance with Clause 4 the Vessel is on a ballast voyage to a port of redelivery or is upon a laden voyage, Charterers shall continue to have the use of the Vessel at the same rate and conditions as stand herein for as long as necessary to complete such ballast voyage, or to complete such laden voyage and return to a port of redelivery as provided by this charter, as the case may be. The provisions of this Clause 20 shall be without prejudice to any claims either party may have in respect of such late redelivery.

Loss of Vessel	21.

Should the Vessel be lost, this charter shall terminate and hire shall cease at noon GMT on the day of her loss, should the Vessel be a constructive total loss, this charter shall terminate and hire shall cease at noon GMT on the day on which the Vessel’s underwriters agree that the Vessel is a constructive total loss, should the Vessel be missing, this charter shall terminate and hire shall cease at noon GMT on the day on which she was last heard of. Any hire paid in advance and not earned shall be returned to Charterers and Owners shall reimburse Charterers for the value of the estimated quantity of bunkers on board at the time of termination, at the price paid by Charterers at the last bunkering port.

Off-hire	22.

(a)              On each and every occasion that there is loss of time (whether by way of interruption in the Vessel’s service or, from reduction in the Vessel’s performance, or in any other manner):

(i)                  due to deficiency of personnel or stores, repairs, gas-freeing for repairs, time in and waiting to enter dry dock for repairs, breakdown (whether partial or total) of machinery, boilers or other parts of the Vessel or her equipment (including without limitation tank coatings), overhaul, maintenance or survey, collision, stranding, accident or damage to the Vessel, or any other similar cause preventing the efficient working of the Vessel, and such loss continues for more than three consecutive hours (if resulting from interruption in the Vessel’s service) or cumulates to more than three hours (if resulting from partial loss of service); or

(ii)               due to industrial action, refusal to sail, breach of orders or neglect of duty on the part of the master, officers or crew; or

(iii)            for the purpose of obtaining medical advice or treatment for or landing any sick or injured person (other than a Charterers’ representative carried under Clause 18 hereof) or for the purpose of landing the body of any person (other than a Charterers’ representative), and such loss continues for more than three consecutive hours; or

(iv)           due to any delay in quarantine arising from the master, officers or crew having had communication with the shore at any infected area without the written consent or instructions of Charterers or their agents, or to any detention by customs or other authorities caused by smuggling or other infraction of local law on the part of the master, officers, or crew; or

(v)              due to detention of the Vessel by authorities at home or abroad attributable to legal action

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

against or breach of regulations by the Vessel, the Vessel’s owners, or Owners (unless brought about by the act or neglect of Charterers); or

(vi)           due to pre-docking and repair procedure including warming, gas freeing and inerting; or

(vii)        due to scheduled drydocking and maintenance, maintaining, overhauling, repairing or dry docking the Vessel and submitting her for survey, waiting for any of the aforesaid purposes, proceeding to or from, and whilst at, any port or place for any of the aforesaid purposes; or

(viii)     due to post-docking or repair procedure including inerting, gassing and cooling in excess of that undertaken for normal loading; or

(ix)           due to any other circumstances where the Vessel is off-hire under this charter,

then without prejudice to Charterers’ rights under Clause 3 or to any other rights of Charterers hereunder, or otherwise, the Vessel shall be off-hire from the commencement of such loss of time until she is again ready and in an efficient state to resume her service from a position no less favourable to Charterers than that at which such loss of time commenced; provided, however, that any service given or distance made good by the Vessel whilst off-hire shall be taken into account in assessing the amount to be deducted from hire.

(b)              If the Vessel fails to proceed at any Guaranteed Speed (as defined in Appendix C Article 2(a)(iv)) pursuant to Clause 26 and Appendix C, and such failure arises wholly or partly from any of the causes set out in Clause 22(a) above, then the following provisions shall apply:

(i)                  if the Vessel is unable to maintain a speed of at least ***** of the Guaranteed Speed under Clause 26 in wind and sea state not exceeding ***** Charterers shall have the option to place the Vessel off-hire but any distance made good by the Vessel whilst off-hire shall be taken into account in accordance with Clause 22(a);

(ii)               except where Charterers have placed the Vessel off-hire pursuant to Clause 22(b)(i), failure of the Vessel to proceed at any Guaranteed Speed shall be dealt with under Clause 26 and Appendix C and the Vessel will not be off-hire under Clause 22.

(c)               Further and without prejudice to the foregoing, in the event of the Vessel deviating (which expression includes without limitation putting back, or putting into any port other than that to which she is bound under the instructions of Charterers) for any cause or purpose mentioned in Clause 22(a), the Vessel shall be off-hire from the commencement of such deviation until the time when she is again ready and in an efficient state to resume her service from a position no less favourable to Charterers than that at which the deviation commenced; provided, however, that any service given or distance made good by the Vessel whilst so off-hire shall be taken into account in assessing the amount to be deducted from hire If the Vessel, for any cause or purpose mentioned in Clause 22(a), puts into any port other than the port to which she is bound on the instructions of Charterers, the port charges, pilotage and other expenses at such port shall be borne by Owners Should the Vessel be driven into any port or anchorage by stress of weather hire shall continue to be due and payable during any time lost thereby.

(d)              If the Vessel’s flag state becomes engaged in hostilities, and Charterers in consequence of such hostilities find it commercially impracticable to employ the Vessel and have given Owners written notice thereof then from the date of receipt by Owners of such notice until the termination of such commercial impracticability the Vessel shall be off-hire and Owners shall have the right to employ the Vessel on their own account.

(e)               Time during which the Vessel is off-hire under this charter shall count as part of the charter period except where Charterers declare their option to add off-hire periods under Clause 4 (b).

(f)                All references to lime” in this charter party shall be references to GMT except where otherwise stated.

(g)               (i)                  If as a consequence of any cause or purpose mentioned in this Clause 22 or in Clause 16 (c), the Vessel presents for loading with tank temperatures other than that which would otherwise allow bulk loading to commence within 1/2 (half) an hour after cooling of the loading arms, any time lost as a consequence thereof, including without limitation any time lost in additional cooling of tanks prior to loading shall count as off-hire and the cost of any LNG supplied for such additional cooling shall be paid for by Owners at the LNG Price.

(ii)               If any LNG is lost as Boil-off during periods of off-hire, Owners shall reimburse Charterers for the LNG lost at the LNG Price.

Where accurate measurement of LNG lost as Boil-off during any such off-hire period is impossible for whatever reason, the LNG lost as Boil-off shall be assumed to have occurred at a constant rate equal to that obtained by measurement between official gaugings of the cargo in question in accordance with Appendix C Article 8(b) Where, due to the off-hire occurring during a ballast passage, all LNG Heel is lost as Boil-off prior to the Vessel next commencing to load, such Boil-off shall be deemed to have occurred at a constant rate equal to that which occurred during the Vessel’s last previous ballast voyage.

Ship to Ship Transfers	23.	(a) Charterers shall have the option, at their risk and expense to perform lighterage/transhipment operations to or from any other LNG vessel.

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)              As far as is possible such transhipment operations shall be carried out in accordance with the recommendations set out in the latest ICS/OCIMF Ship-to-Ship Transfer Guide (Liquefied Gases), as amended from time to time but in any case such operations shall always be at the discretion of the Master Charterers undertake that the other’ vessel and its crew shall equally comply with the recommendations set out in the latest ICS/OCIMF Ship-to-Ship Transfer Guide (Liquefied Gases) and Charterers shall ensure that adequate fendering, hoses, reducers and other like equipment are provided to the satisfaction of the Master Owners shall not be liable for damage sustained to the ‘other’ vessel unless such damage was caused by negligence of the Vessel.

If the Master at any time considers that such operations are or shall become unsafe , they may be delayed aborted or discontinued until such time as conditions become safe and during this unsafe period the Vessel shall remain on-hire, unless such operations become unsafe solely due the Vessel’s own breakdown.

If Owners are obliged to extend the existing insurance policies to cover STS transfer operations such additional expenses are to be for Charterers’ account Charterers shall obtain permission from the proper authorities to perform STS transfer operations and all expenses in this connection shall be for Charterers’ account Owners shall permit, at Charterers’ expense (any such expense to be reasonable), personnel nominated by Charterers to attend on board to assist in the transhipment operation although such operation shall always be the responsibility of Owners.

Periodical Drydocking	24.

(a)              Owners have the right to drydock the Vessel at regular intervals of two and a half years from either the date of delivery from the Builders or the last drydock however the Owners shall have an obligation to drydock the vessel at least once every five (5) years from either the date of delivery from the Builders or the last drydock. First expected drydock is 4th Quarter 2007. On each occasion Owners shall propose to Charterers a date on which they wish to drydock the Vessel, not less than ***** before such date, and Charterers shall offer a port for such periodical drydocking and shall take all reasonable steps to make the Vessel available as near to such date as practicable.

Owners shall put the Vessel in drydock at their expense as soon as practicable after Charterers place the Vessel at Owners’ disposal clear of cargo other than natural gas vapour.

(b)              If a periodical drydocking is carried out in the port offered by Charterers (which must have suitable accommodation for the purpose and reception facilities for tank washings and residues), the Vessel shall be off-hire from the time she arrives at such port until drydocking is completed and she is in every way ready to resume Charterers’ service and is at the position at which she went off-hire or a position no less favourable to Charterers, whichever she first attains. However:

(i)                  provided that Owners exercise due diligence in gas-freeing, any time lost in gas-freeing to the standard required for entry into drydock for cleaning and painting the hull shall not count as off-hire, whether lost on passage to the drydocking port or after arrival there (notwithstanding Clause 22), and;

(ii)               any additional time lost in further gas-freeing to meet the standard required for hot work or entry to cargo tanks shall count as off-hire, whether lost on passage to the drydocking port or after arrival there.

Any time which, but for sub-Clause (i) above, would be off-hire, shall not be included in any calculation under Appendix C.

The expenses of gas freeing, including without limitation the cost of bunkers, shall be for Owners’ account.

(c)               Any natural gas vapour lost in gas freeing for the purpose of drydocking shall be for Charterers’ account provided that during the last discharge prior to drydocking Owners shall use their reasonable endeavours to pump out the maximum amount of cargo.

(d)              If Owners require the Vessel, instead of proceeding to the offered port, to carry out periodical drydocking at a special port selected by them, or in case of emergency, the Vessel shall be off-hire from the time when she is released to proceed to the special port until she next presents for loading in accordance with Charterers’ instructions; provided, however, that Charterers shall credit Owners with the time which would have been taken on passage at the Service Speed had the Vessel not proceeded to drydock. In case of emergency, with respect to Clause 24(a) Line 472, Owners shall give such prior notice as is reasonably possible in the circumstances.

All fuel consumed shall be paid for by Owners but Charterers shall credit Owners with the value of the fuel which would have been used on such notional passage calculated at the guaranteed daily consumption for the Service Speed, and shall further credit Owners with any benefit they may gain in purchasing bunkers at the special port.

Ship Inspection	25.

Charterers shall have the right at any time during the charter period to make such inspection of the Vessel, as they may consider necessary. This right may be exercised as often and at such intervals as Charterers in their absolute discretion may determine and whether the Vessel is in port or on passage Owners shall afford all necessary co-operation and accommodation on board provided, however:

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(a)     that neither the exercise nor the non-exercise, nor anything done or not done in the exercise or non-exercise, by Charterers of such right shall in any way reduce the master’s or Owners’ authority over, or responsibility to Charterers or third parties for, the Vessel and every aspect of her operation, nor increase Charterers’ responsibilities to Owners or third parties for the same;

(b)     that Charterers shall not be liable for any act, neglect or default by themselves, their servants or agents in the exercise or non-exercise of the aforesaid right;

(c)     that any cost incurred by such inspection shall be for Charterers’ account provided such costs have been disclosed to and approved by Charterers in advance;

(d)     that any inspection carried out by Charterers shall be made without interference with or hindrance to the Vessel’s safe and efficient operation, and shall be limited to a maximum of two persons; and

(e)     that any overnight stays shall be subject to Clause 18.

Key Vessel Performance Criteria	26.

Subject to Appendix C, Owners guarantee that:

(a)     the Laden Service Speed shall be ***** knots;

(b)     the Ballast Service Speed shall be ***** knots;

(c)     the Minimum Speed shall be ***** knots;

(d)     the Vessel shall be capable of loading and discharging the cargo as follows:

(i)      a full cargo may be loaded within ***** hours if the Vessel’s cargo tanks are colder than the tank design temperature for commencement of loading, excluding the time for connecting; disconnecting, cooling down, topping up and custody transfer measurement, and provided that the loading terminal is capable of pumping at least ***** cubic metres of LNG per hour to the Vessel at not less than ***** bar (gauge) pressure at the flange connection between ship and terminal utilising a minimum of two liquid loading arms, and provided that the terminal is capable of receiving all return vapour from the Vessel that may be generated when loading the Vessel at the above specified flow rate of LNG;

(ii)     a full cargo may be discharged within ***** hours, excluding the time for connecting; disconnecting, cooling down; starting up pumps; ramping up; ramping down for stripping at end of discharge and custody transfer measurement, and provided that the discharge terminal is capable of receiving LNG at a rate of at least ***** cubic metres of LNG per hour with a back pressure at the flange connection between ship and terminal not exceeding ***** metres of liquid LNG of specific gravity of *****  utilising a minimum of two liquid unloading arms. The terminal must also be capable of providing sufficient return vapour to the Vessel to compensate for the displacement of the LNG being discharged from the Vessel;

(e)     the Vessel’s guaranteed maximum fuel consumption shall be:

(tonnes of Fuel Oil Equivalent / day)
Average Speed(Knots)	Laden	Ballast
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****
*****	*****	*****

(f)     the Fuel Oil Equivalent factor shall be ***** metric tonne fuel oil equals one (1) cubic metre of LNG);

(g)     the maximum laden Boil-Off shall be ***** per day of the Cargo Capacity on fully laden sea passages (or pro- rated by the ratio of volumetric cargo loaded to cargo capacity if all tanks are not used);

(h)     the maximum ballast Boil-Off shall be ***** per day of the cargo capacity where the previous sea passage was fully laden (or pro-rated by the ratio of the number of tanks previously used to the total number of cargo tanks if all tanks were not utilised for the carriage of cargo on the previous laden passage).

Salvage	27.	Subject to the provisions of Clause 22 hereof, all loss of time and all expenses (excluding any damage to or

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

loss of the Vessel or tortious liabilities to third parties) incurred in saving or attempting to save fife or in successful or unsuccessful attempts at salvage shall be borne equally by Owners and Charterers provided that Charterers shall not be liable to contribute towards any salvage payable by Owners arising in any way out of services rendered under this Clause 27.

All salvage and all proceeds from derelicts shall be divided equally between Owners and Charterers after Deducting the master’s, officers’ and crew’s share.

Lien	28.

Owners shall have a lien upon all cargoes and all freights, sub-freights and demurrage for any amounts due under this charter, and Charterers shall have a lien on the Vessel for all monies paid in advance and not earned, and for all claims for damages arising from any breach by Owners of this charter.

Exceptions	29.

(a)     The Vessel, her master and Owners shall not, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure arising or resulting from any act, neglect or default of the master, pilots, mariners or other servants of Owners in the navigation or management of the Vessel, fire, unless caused by the actual fault or privity of Owners, collision or stranding, dangers and accidents of the sea, explosion, bursting of boilers, breakage of shafts or any latent defect in hull, equipment or machinery; provided, however, that Clauses 1, 2, 3 and 26 hereof shall be unaffected by the foregoing. Further, neither the Vessel, her master or Owners, nor Charterers shall, unless otherwise in this charter expressly provided, be liable for any loss or damage or delay or failure in performance hereunder arising or resulting from act of God, act of war, seizure under legal process, quarantine restrictions, strikes, lock-outs, riots, restraints of labour, civil commotions or arrest or restraint of princes, rulers or people.

(b)     The Vessel shall have liberty to sail with or without pilots, to tow or go to the assistance of Vessels in distress and to deviate for the purpose of saving life or property.

(c)     Clause 29(a) shall not apply to, or affect any liability of Owners or the Vessel or any other relevant person in respect of:

(i)      loss or damage caused to any berth, jetty, dock, dolphin, buoy, mooring line, pipe or crane or other works or equipment whatsoever at or near any place to which the Vessel may proceed under this charter, whether or not such works or equipment belong to Charterers; or

(ii)     any claim (whether brought by Charterers or any other person) arising out of any loss of or damage to or in connection with cargo. Any such claim shall be subject to the Hague-Visby Rules or the Hague Rules or the Hamburg Rules, as the case may be, which ought pursuant to Clause 39 hereof to have been incorporated in the relevant Bill of Lading (whether or not such Rules were so incorporated) or, if no such Bill of Lading is issued, to the Hague-Visby Rules unless the Hamburg Rules compulsory apply in which case to the Hamburg Rules.

(d)     In particular and without limitation, the foregoing subsections (a), (b) and (c) of this Clause shall not apply to or in any way affect any provision in this charter relating to off-hire or to reduction of hire or Boil-Off or bunkers consumed during periods of off-hire.

Injurious Cargoes	30.

No acids, explosives or cargoes injurious to the Vessel shall be shipped and without prejudice to the foregoing any damage to the Vessel caused by the shipment of any such cargo, and the time taken to repair such damage, shall be for Charterers account. No voyage shall be undertaken, nor any goods or cargoes loaded, that would expose the Vessel to capture or seizure by rulers or governments.

Disburse- ments	31.

Should the master require advances for ordinary disbursements up to a cap of United States Dollars ***** at any port, Charterers or their agents shall make such advances to him, in consideration of which Owners shall pay a commission of two and a half per cent, and all such advances and commission shall be deducted from hire.

Laying-up	32.

Charterers shall have the option, after consultation with Owners, of requiring Owners to lay up the Vessel at a safe place nominated by Charterers, taking into account questions of maintenance access and security and with Owners consent and always subject to Clause 4, in which case the hire provided for under this charter shall be adjusted to reflect any net increases in expenditure reasonably incurred or any net saving which should reasonably be made by Owners as a result of such lay up Charterers may exercise the said option any number of times during the charter period. A period of lay-up shall commence when the Vessel arrives at a lay-up location mutually acceptable to Charterers and Owners following receipt of orders from charterers directing lay-up of the Vessel. Such lay-up status shall terminate after Charterers have delivered written notice to Owners to take the Vessel out of lay-up and

(1)  the Vessel has departed from the place of lay-up en route to the designated loading port or

(2)  after completion of any required drydocking, bottom cleaning or repairs occasioned as a result of the lay-up, the Vessel has departed from the place of repairs en route to the designated loading port.

Requisition	33.

Should the Vessel be requisitioned by any government, de facto or de jure, during the period of this charter, the Vessel shall be off-hire during the period of such requisition, and any hire paid by such governments in respect of such requisition period shall be for Owners account Any such requisition period shall count as part of the charter period.

Outbreak of War	34.	If war or hostilities break out between any two or more of the following countries United States of America,

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

the Countries or republics having been part of the former USSR (except that declaration of war or hostilities solely between any two or more of the countries or republics having been part of the former USSR shall be exempted), Peoples Republic of China, United Kingdom, Netherlands and the country that the Vessel is Registered in, then both Owners and Charterers shall have the right to cancel this charter provided that such war or hostilities materially and adversely affect the trading of the Vessel for a period of at least 180 days.

Additional War Expenses	35.

If the Vessel is ordered to trade in areas where there is war (de facto or de jure) or threat of war, Charterers shall reimburse Owners for any additional insurance premiums, crew bonuses and other expenses which are reasonably incurred by Owners as a consequence of such orders, provided that Charterers are given notice of such expenses as soon as practicable and in any event before such expenses are incurred, and provided further that Owners obtain from their insurers a waiver of any subrogated rights against Charterers in respect of any claims by Owners under their war risk insurance arising out of compliance with such orders. Any payments by Charterers under this Clause will only be made against proven documentation Any discount or rebate refunded to Owners, for whatever reason, in respect of additional war risk premium shall be passed on to Charterers.

War Risks	36.

(a)     The master shall not be required or bound to sign Bills of Lading for any place which in his or Owners reasonable opinion is dangerous or impossible for the Vessel to enter or reach owing to any blockade, war, hostilities, warlike operations, civil war, civil commotions, revolutions, acts of piracy, acts of terrorists, acts of hostility or malicious damage.

(b)     if in the reasonable opinion of the master or Owners it becomes, for any of the reasons set out in Clause 36 (a) or by the operation of international law, dangerous, impossible or prohibited for the Vessel to reach or enter, or to load or discharge cargo at, any place to which the Vessel has been ordered pursuant to this charter (a “place of peril”), then Charterers or their agents shall be immediately notified in writing or by radio messages, and Charterers shall thereupon have the right to order the cargo, or such part of it as may be affected, to be loaded or discharged, as the case may be, at any other place within the trading limits of this charter (provided such other place is not itself a place of peril) if any place of discharge is or becomes a place of peril, and no orders have been received from Charterers or their agents within 48 hours after dispatch of such messages, then Owners shall be at liberty to discharge the cargo or such part of it as may be affected at any place which they or the master may in their or his discretion select within the trading limits of this charter and such discharge shall be deemed to be due fulfilment of Owners obligations under this charter so far as cargo so discharged is concerned.

(c)     The Vessel shall have liberty to comply with any directions or recommendations as to departure, arrival, routes, ports of call, stoppages, destinations, zones, waters, delivery or in any other wise whatsoever given by the government of the state under whose flag the Vessel sails or any other government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority including any de facto government or local authority or by any person or body acting or purporting to act as or with the authority of any such government or local authority or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such directions or recommendations If by reason of or in compliance with any such directions or recommendations anything is done or is not done, such shall not be deemed a deviation. If by reason of or in compliance with any such direction or recommendation the Vessel does not proceed to any place of discharge to which she has been ordered pursuant to this charter, the Vessel may proceed to any place which the master or Owners in his or their discretion select and there discharge the cargo or such part of it as may be affected. Such discharge shall be deemed to be due fulfilment of Owners’ obligations under this charter so far as cargo so discharged is concerned.

Charterers shall procure that all Bills of Lading issued under this charter shall contain provisions equivalent to this Clause 36.

Both to Blame Collision Clause	37.

If the liability for any collision in which the Vessel is involved while performing this charter falls to be determined in accordance with the laws of the United States of America, the following provision shall apply “If the ship comes into collision with another ship as a result of the negligence of the other ship and any act; neglect or default of the master, manner, pilot or the servants of the carrier in the navigation or in the management of the ship, the owners of the cargo carried hereunder will indemnify the carrier against all loss, or liability to the other or non-carrying ship or her owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of the said cargo, paid or payable by the other or non-carrying ship or her owners to the owners of the said cargo and set off, recouped or recovered by the other or non-carrying ship or her owners as part of their claim against the carrying ship or carrier”

“The foregoing provisions shall also apply where the owners, operators or those in charge of any ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact”.

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Charterers shall procure that all Bills of Lading issued under this charter shall contain a provision in the Foregoing terms to be applicable where the liability for any collision in which the Vessel is involved falls to be determined in accordance with the laws of the United States of America.

New Jason Clause	38.

General average contributions shall be payable according to York/Antwerp Rules, 1994, as amended from time to time, and shall be adjusted in London in accordance with English law and practice but should adjustment be made in accordance with the law and practice of the United States of America, the following provision shall apply:

“In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible by statute, contract or otherwise, the cargo, shippers, consignees or owners of the cargo shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo.”

“If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the Estimated contribution of the cargo and any salvage and special charges thereon shall, if required, be made by the cargo, shippers, consignees or owners of the cargo to the carrier before delivery.”

Charterers shall procure that all Bills of Lading issued under this charter shall contain a provision in the Foregoing terms, to be applicable where adjustment of general average is made in accordance with the laws and practice of the United States of America.

See also Clause 52.

Clause Paramount	39.

Charterers shall procure that all Bills of Lading issued pursuant to this charter shall contain the following:

(a)     Subject to sub-clause (b) or (c) hereof, this Bill of Lading shall be governed by, and have effect subject to, the rules contained in the International Convention for the Unification of Certain Rules relating to Bills of Lading signed at Brussels on 25th August 1924 (hereafter the “Hague Rules”) as amended by the Protocol signed at Brussels on 23rd February 1968 (hereafter the “Hague-Visby Rules”). Nothing contained herein shall be deemed to be either a surrender by the carrier of any of his rights or immunities or any increase of any of his responsibilities or liabilities under the Hague-Visby Rules.

(b)     If there is governing legislation which applies the Hague Rules compulsory to this Bill of Lading, to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hague Rules Nothing therein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hague Rules.

(c)     If there is governing legislation which applies the United Nations Convention on the Carriage of Goods by Sea 1978 (hereafter the “Hamburg Rules”) compulsory to this Bill of Lading, to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hamburg Rules. Nothing therein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hamburg Rules.

(d)     If any term of this Bill of Lading is repugnant to the Hague-Visby Rules, or Hague Rules, or Hamburg Rules, as applicable, such term shall be void to that extent but no further.

(e)     Nothing in this Bill of Lading shall be construed as in any way restricting, excluding or waiving the right of any relevant party or person to limit his liability under any available legislation and/or law.

Insurance/ ITOPF	40.

Owners warrant that the Vessel is now, and will, throughout the duration of the charter:

(a)     be properly entered in the West of England Shipowners Mutual Insurance Association P & I Club, being a member of the International Group of P and I Clubs;

(b)     have in place insurance cover for oil pollution for the maximum on offer through the International Group of P & l Clubs but always a minimum of United States Dollars 1,000,000,000 (one thousand million);

(c)     have in full force and effect Hull and Machinery insurance placed through reputable brokers on Institute Time Clauses to a value as would be procured by a first class operator of similar such vessels.

Owners will provide, within a reasonable time following a request from Charterers to do so, documented Evidence of compliance with the warranties given in this Clause 40.

Export Restrictions	41.

The master shall not be required or bound to sign Bills of Lading for the carriage of cargo to any place to which export of such cargo is prohibited under the laws, rules or regulations of the country in which the cargo was Produced and/or shipped.

Charterers shall procure that all Bills of Lading issued under this charter shall contain the following clause “If any laws rules or regulations applied by the government of the country in which the cargo was produced and/or shipped, or any relevant agency thereof, impose a prohibition on export of the cargo to the place of Discharge designated in or ordered under this Bill of Lading, carriers shall be entitled to require cargo

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

owners forthwith to nominate an alternative discharge place for the discharge of the cargo, or such part of it as may be affected, which alternative place shall not be subject to the prohibition, and carriers shall be entitled to accept orders from cargo owners to proceed to and discharge at such alternative place. If cargo owners fail to Nominate an alternative place within ***** after they or their agents have received from carriers notice of such prohibition, carriers shall be at liberty to discharge the cargo or such part of it as may be affected by the prohibition at any safe place on which they or the master may in their or his absolute discretion decide and which is not subject to the prohibition, and such discharge shall constitute due performance of the contract Contained in this Bill of Lading so far as the cargo so discharged is concerned”.

The foregoing provision shall apply mutatis mutandis to this charter, the references to a Bill of Lading being deemed to be references to this charter.

Drugs and Alcohol	42.

Owners warrant that they have in force an active policy covering the Vessel which meets or exceeds the Standards set out in the “Guidelines for the Control of Drugs and Alcohol On Board Ship” as published by the Oil Companies International Marine Forum (OCIMF) dated June 1995 (or any subsequent modification, version or variation of these guidelines) and that this policy will remain in force throughout the charter period, and Owners will exercise due diligence to ensure the policy is complied with.

Pollution and Emergency Response	43.

Owners are to advise Charterers of organisational details and names of Owners personnel together with their relevant telephone/facsimile/e-mail/telex numbers, including the names and contact details of Qualified Individuals for OPA 90 response, who may be contacted on a 24 hour basis in the event of oil spills or emergencies.

ISPS Code /USMTSA 2002	44.

This clause 45 makes reference to the International Code for the Security of Ships and of Port Facilities and the /USMTSA relevant amendments to Chapter XI of SOLAS (“ISPS Code”) and the US Maritime Transportation Security Act 2002 (“MTSA”).

(a)    (i)      During the currency of this charter, Owners shall procure that both the Vessel and “the Company” (as defined by the ISPS Code) and the “owner”(as defined by the MTSA) shall comply with the requirements of the ISPS Code relating to the Vessel and “the Company” and the requirements of MTSA relating to the Vessel and the “owner”. Upon request Owners shall provide documentary evidence of compliance with this Clause 45(a)(i).

(ii)     Except as otherwise provided in this charter, loss, damage, expense or delay, caused by failure on the part of Owners or “the Company’/owner” to comply with the requirements of the ISPS Code/MTSA or this Clause shall be for Owners’ account.

(b)    (i)      Charterers shall provide Owners/Master with their full style contact details and shall ensure that the contact details of all sub-charterers are likewise provided to Owners/Master. Furthermore, Charterers shall ensure that all sub-charter parties they enter into during the period of this charter contain the following provision:

“The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners”.

(ii)     Except as otherwise provided in this charter, loss, damage, expense or delay, caused by failure on the part of Charterers to comply with this sub-Clause 45(b) shall be for Charterers’ account.

(c)     Notwithstanding anything else contained in this charter costs or expenses related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code/MTSA including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, shall be for Charterers’ account, unless such costs or expenses result solely from Owners’ negligence in which case such costs or expenses shall be for Owners’ account All measures required by Owners to comply with the security plan required by the ISPS Code/MTSA shall be for Owners’ account.

(d)     Notwithstanding any other provision of this charter, the Vessel shall not be off-hire where there is a loss of time caused by Charterers’ failure to comply with the ISPS Code/MTSA.

(e)     If either party makes any payment, which is for the other party’s account according to this Clause, the other party shall indemnify the paying party.

Law and Litigation	45.

(a)     This charter shall be construed and the relations between the parties determined in accordance with the laws of England.

(b)     All disputes arising out of this charter shall be referred to Arbitration in London in accordance with the Arbitration Act 1996 (or any re-enactment or modification thereof for the time being in force) subject to the following appointment procedure:

(i)      The parties shall jointly appoint a sole arbitrator not later than 28 days after service of a request in writing by either party to do so.

(ii)     If the parties are unable or unwilling to agree the appointment of a sole arbitrator in accordance with (i) then each party shall appoint one arbitrator, in any event not later than 14 days after receipt of a further request in writing by either party to do so The two arbitrators so appointed shall appoint a third arbitrator before any substantive hearing or forthwith if they cannot agree on a

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

		matter relating to the arbitration.

(iii)    If a party fails to appoint an arbitrator within the time specified in (ii) (the “Party in Default”), the party who has duly appointed his arbitrator shall give notice in writing to the Party in Default that he proposes to appoint his arbitrator to act as sole arbitrator.

(iv)    If the Party in Default does not within 7 days of the notice given pursuant to (iii) make the required appointment and notify the other party that he has done so the other party may appoint his arbitrator as sole arbitrator whose award shall be binding on both parties as if he had been so appointed by agreement.

(v)     Any Award of the arbitrator(s) shall be final and binding and not subject to appeal.

(vi)    For the purposes of this clause 46 (b) any requests or notices in writing shall be sent by fax; e-mail or telex and shall be deemed received on the day of transmission.

(c)     It shall be a condition precedent to the right of any party to a stay of any legal proceedings in which maritime property has been, or may be, arrested in connection with a dispute under this charter, that that party furnishes to the other party security to which that other party would have been entitled in such legal proceedings in the absence of a stay.

Confidentiality	46.	All terms and conditions of this charter arrangement shall be kept private and confidential.
Construction	47.	The side headings have been included in this charter for convenience of reference and shall in no way affect the construction hereof.
Notices	48.

(a)     Whenever written notices are required to be given by either party to the other party, such notices shall be sent by telex, fax, registered mail, e-mail or registered airmail to the following addresses Notice to Owners:

Owners:

Exmar (UK) Shipping Co Ltd

Moreau House

116 Brompton Road

London SW3 1JJ

Tel: +44 20 7870 1300

Fax: +44 20 7225 1607

E-mail: gas@exmarshippinq.co.uk

Operations Manager: Lyn Chapman

Tel: +44 1932 245956

Mobile: +44 7802 854110

Commercial Manager: Rodney Hyne-Jones

Mobile: +32 475 55 44 52

Technical Manager: Steve George

Mobile: +44 7624 461 446

Notice to Charterers

Excelerate Energy LP

1330 Lake Robbins Drive

Suite 270

The Woodlands TX 77380

Tel: +1832 813 7100

Fax: +1832 813 7103

E-mail: jonathan.cook@excelerateenergv.com

Attn: Jonathan Cook – Vice President

Notice to Charterers’ Operations Department

Captain Mark Lane – Director Operations

Mobile: +1305 3941625

or to such other addresses as the parties may respectively from time to time designate by notice in writing Any failure to transmit a copy of the notice to a party listed as entitled to receive a copy shall not in any way affect the validity of any notice otherwise properly given as provided in this Clause.

(b)              Any notice required under this charter to be given in writing shall be deemed to be duly received only In the case of a telex, at the time of transmission recorded on the message if such time is within normal business hours on a working day at the place of receipt, otherwise at the commencement of normal business hours on the next working day there.

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)      In the case of a letter, whether delivered in course of the post or by hand or by courier, at the date and time of its actual delivery if within normal business hours on a working day at the place of receipt otherwise at the commencement of normal business on the next such working day.

(ii)     In the case of a facsimile or e-mail, at the time of transmission recorded on the message if such time is within normal business hours (09:00 - 17:00) in the country of receipt, otherwise at the commencement of normal business hours on the next working day at the place of receipt.

Definitions	49.	In this charter, save where the context otherwise requires, the following words and expressions shall have the meanings respectively assigned to them in this Clause;
		“*”	means delete as applicable.
		“Boil-Off”	means the vapour, which results from vaporisation of LNG in the cargo tanks.
		“Cargo Capacity”	means the maximum safe LNG loading limit of the Vessel as per Appendix A.
		“Certificate of Financial Responsibility”	means a certificate of financial responsibility as required by the US Oil Pollution Act 1990.
		“Flag State”	means Belgium or such other country or territory as may from time to time be established as the Flag State in accordance with the provisions of Clause 51.
		“Fuel Oil Equivalent”	refers collectively to its two components, fuel oil and Boil-Off gas and is measured in metric tonnes applying the fuel oil equivalent factor set out in Clause 26(f).
		“Fuel Price”	means the last paid/invoiced price supported by the appropriate documentation the vessel on a “first in, first out basis”.
		“Gas Free”	means the vessels cargo tanks are free off all natural gas vapour and under an atmosphere of inert gas.
		“LNG”	means natural gas liquefied by cooling and which is in a liquid state at or near atmospheric pressure.
		“LNG Heel”	means cargo retained in the cargo tanks on completion of discharge.
		“LNG Price”	means the last paid/invoiced FOB price of the LNG cargo for that specific voyage as advised by Charterers supported by the appropriate documentation.
		“Service Speed”	shall have the meaning ascribed to it in Appendix C, Article 1. (a).
Additional Clauses	50.

Flag State - With reference to Clause 1(l), in the event Owners determine that it would be desirable to change the Vessel’s Flag State, Owners shall propose in writing an alternative Flag State to Charterers for their approval Such approval shall not be unreasonably withheld. All costs and expenses of any such proposed change shall be borne by Owners and shall include all costs and expenses attributable to such change.

If Charterers give notice to Owners requesting a change of the Vessel’s Flag State, Owners shall use reasonable good faith efforts to cause the Vessel to be registered as soon as reasonably practicable in the country designated by Charterers. The cost and expense of any such change of registry shall be borne by Charterers and shall include all reasonably incurred third-party costs and expenses directly attributable to or resulting from the implementation of Chartererers’ request.

Additional Clauses 52 to 54 inclusive and

		Appendix A:	Vessel Description, as attached, shall be incorporated herein.
		Appendix B:	Shell Safety and Environmental Monthly Reporting Template, as attached, shall be incorporated herein.
		Appendix C:	Detailed Performance Criteria, as attached, shall be incorporated herein.
		Appendix D	List of Compatible Terminals.
		Appendix E	Specimen Letters of Indemnity.

as attached, are deemed incorporated into this Charter Party.

		SIGNED BY OWNERS	SIGNED FOR CHARTERERS

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Code word for this Charter Party

“ShellLNGTime 1”

Issued November 2005

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

/s/ Rodney Hyne-Jones	/s/ Jonathan Cook
FULL NAME	FULL NAME
Rodney Hyne-Jones	Jonathan Cook
POSITION	POSITION
Director	Vice President

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text o f the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Additional Clauses attached and incorporated into the Charter Party
Dated 10th October 2006

Between

Exmar Excalibur Shipping Company Limited

And

Excelerate Energy LP

52          In conjunction with Clause 38 herein, General Average shall be adjusted, stated and settled in London according to the York/Antwerp Rules 1994 or any subsequent amendments thereto and otherwise according to English Law, or otherwise at such port or place as Owners shall select by an Adjuster appointed by Owners and approved by Charterers. Such adjuster shall attend to the settlement and collection of General Average subject to customary charges. General Average Agreements and/or security shall be furnished by Owners and/or Charterers and/or Cargo Owners and/or Consignee of the Goods if requested. Any cash deposit being made as security to pay General Average and/or Salvage shall be remitted to the Average Adjuster and shall be held by him at his risk in a special account in a duly authorised and licensed bank at a place where the General Average statement is prepared.

53          Charterers’ Modifications

Charterers shall have the option, exercisable at any time during the period of this charter party, to effect certain modifications to the Vessel, primarily, with respect, but not limited, to potential regasification and boiler capabilities. Such modification, hereinafter referred to as “Charterers’ modification”, shall be subject to Owners’ approval, not to be unreasonably withheld, and to the following terms and conditions. Charterers modification, if approved by Owners, shall be effected by a shipyard approved by Owners and charterers and in compliance with the rules and regulations of the Vessel’s Flag State and classification society. The cost and time for carrying out any Charterers’ modification, or the removal thereof, as well as the adverse effect, if any, of such modification on the Vessel’s speed and/or consumption and/or boil-off shall be for Charterers’ account.

Owners shall not be entitled to an increase of hire solely on account of a charterers’ modification unless, and then only to, the extent that a Charterers’ modification is causing an increase in the Vessel’s operating cost.

Charterers shall remove the charterers’ modification(s) at their expense and in their time and redeliver the Vessel in the sam condition in which she was delivered always fair wear and tear not affecting Class excepted.

Owners, however, shall have the option to request Charterers not to remove one or more of the Charterers’ modifications by giving notice in writing to Charterers not less than 6 months prior to the date of expiry of the charter party in which case Owners shall pay to Charterers on redelivery a proportion of the proven cost of the relevant Charterers’ modification, to be agreed.

54          Entire Agreement

The provisions of this Charter Party represent the entire agreement of the parties and, save in respect of the provisions of security on cross default, the document entitled “LNG Time charter Term Sheet”, dated 10th October 2006 is superseded and shall no longer have effect.

APPENDIX A

To the Charter Party dated 10th October 2006
between
EXMAR EXCALIBUR SHIPPING COMPANY LIMITED
(“Owners”)
And
EXCELERATE ENERGY LP
(“Charterers”)

PARTICULARS OF VESSEL

Vessel Name      EXCALIBUR

Official No.      IMO 9230050

Owners undertake that at the date of delivery of the Vessel under this Charter the Vessel shall accord in all respects with the following descriptions.

1.		General
		1.1 Builder and Yard	DMSE
OKPO, KOREA
		Hull No.	2206
		1.2 Year Built	DELIVERED 23 OCT 2002
KEEL LAID 30 APR 2001
		1.3 Flag	BELGIUM
		1.4 Signal Letters	ONCE
		1.5 Classification	BUREAU VERITAS
		1.6 I. M. O. Certificate of Fitness date of Issue	16 NOV 2004
		1.7 USCG Certificate of Compliance date of Issue (if applicable)	EXPIRED
1.8 NKKK CTMS Certificate date of Issue (if applicable)

2.		Dimensions
		2.1 Length Overall	277 metres
		2.2 Length between perpendiculars	266 metres
		2.3 Beam	43.4 metres
		2.4 Moulded depth	26 metres
		2.5 Scantling draft	12.1 metres
		2.6 Design LNG loaded draft	11.4 metres
		2.7 Design Ballast Draft	9.4 metres
		2.8 Design Extreme Draft	12.12 metres
		2.9 Air draft	42.76 metres at loaded draft
	2.10 Windage	Lateral	m2
		Longitudinal	m2

3.		Tonnage
		3.1 Deadweight tonnage on LNG loaded draft	70,912 metric tons
		3.2 Gross registered tonnage	93,786
		3.3 Net registered tonnage	28,136
		3.4 Light ship displacement	29,224.5 metric tons
		3.5 Displacement (maximum)	109,588.8 metric tons
		3.6 Suez Canal Net Tonnage	82,982.60

4.		Machinery
		4.1 Main Engine Type, Make Steam Turbine, Maximum Power (MCR) and RPM Service Power (90% MCR)	KAWASAKI TYPE UA 26,478 KW at 88 RPM 23.830 KW
		4.2 Main Boilers Type, Make Maximum evaporation Service evaporation Grade of Fuel Dual Fuel Burning	MITSUBISHI 52.000 kg/hr 49,000 kg/hr HEAVY FUEL 380cSt. At 50°C YES
	4.3 Electrical Generating Plant Type		2 STEAM TURBO GEN MITSUBISHI AT42CT-B + 1 DIESEL GEN SSANGYONG 8L32/40
		Number Used at Sea	1
		Fuel type and quantity at full load	STEAM, MDO, 7.5T
		Maximum output per unit	2 X 3.450 ÷ 1 X 3.640KW

1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

		Output required for cargo discharge	5.600KW

5.		Speed
		5.1 Trial speed at maximum power	*****
		5.2 Service Speed @ 90% MCR	*****
		5.3 Guaranteed Speed	*****

6.		Energy Fuel Consumption
		6.1 At MCR at sea trial condition	*****
		6.2 In Port (Cargo Operations)	*****
		In Port (Idle)	*****
		6.3 For Inert Gas generation	*****

7.		Fresh Water Capacity
		7.1 Capacity of FW generators	60 + 45 MT per day
	7.2 Capacity of Tanks:	Boiler Feed	507m3 (or Tons)
		Domestic	492m3 (or Tons)
	7.3 Consumption:	Boiler Feed	10m3 (or Tons) per day
		Domestic	10m3 (or Tons) per day

8.		Bunker Capacity
Capacity of Tanks (98% full)
		8.1 Fuel Oil (SG 0.99)	5.825,6 Tons
		8.2 Diesel Oil (SG 0.86)	442,4 Tons

9.		Cargo Tanks
		9.1 Number	4
		9.2 Type of Construction Maximum S.G.	INVAR MEMBRANE 500kg/ m3
		9.3 Type, Details of Insulation	DOUBLE MEMBRANE, GAZ
TRANSPORT
		9.4 Minimum Temperature	-163 degr C
		9.5 Capacity at -160°C	138,033,791m3 gross capacity
(100%)
		No. 1 tank	21,942,511m3
		No. 2 tank	40,417,945m3
		No. 3 tank	40,429,837m3
		No. 4 tank	35,243,498m3
		No. 5 tank	N/A m3
		9.6 Loading/filling Restrictions	98.5%
9.7 The Vessel’s cargo tanks can be cooled down from ambient temperature for initial loading in about10 hours.

9.8                  Cargo loading performance. The Vessel is capable of receiving a full cargo (exclusive of topping up, cooling of pipes, connecting/disconnecting) in about 12 hours, provided the cargo tanks are properly cooled down and the vapour line is suitable for receiving the gas generated.

		9.9 Maximum filling rate	11.360m3 per hour
		9.10 Relief Valve settings Normal MARVS	24.0kPa gauge kPa

		9.11 Loaded boil-off rate (design)	0.16 % of gross capacity per day
		9.12 Loaded boil-off rate (typical)	0.103 % of gross capacity per day
10.		Cargo Pumps
		10.1 Number per Tank	2
		10.2 Type and Make	CENTRIFUGAL SUBM, EBARA
		10.3 Rated Capacity of each Pump	1.700m3 per hour at 155 m pump head

10.4           The Vessel is capable of discharging a full cargo of LNG (exclusive of cooling of pipes, connecting/disconnecting and stripping) in about 12 hours, provided sufficient LNG vapour is available and provided the back pressure at the cross-over does not exceed 10 Bar with LNG of Specific Gravity LESS THAN 0,5 T/ m3

11.		Spray Pumps
		11.1 Number and Position	4
		11.2 Type and Make	CENTRIFUGAL SUBM, EBARA
		11.3 Rated Capacity of each Pump	135m3 per hour

12.		Cargo Instrumentation
		12.1 Number and Type of main level gauges Accuracy	4 FOXBORO +/- 7.5mm

2

		12.2 Number and Type of back-up gauge Accuracy	4 HENRI SYST HOLLAND +/- 7.5mm
		12.3 Number of temperature sensors Accuracy	6 ACTIVE AND 6 SPARE PER TANK +/- FROM -165 TILL -145 0.2° C
		12.4 Position of temperature sensors within cargo tanks	TOP, 95, 80, 50, 10, BOTTOM
		12.5 Number and Type of Pressure sensors and accuracy	4 FOXBORO +/- 0.1% OF SPAN

13.		Inert Gas Generation
		13.1 Type and Make of Equipment	COMBUSTION, SMIT
		13.2 Capacity	14.000m3/hour at 25kPa gauge
		13.3 Quality of gas	O2 max 0.5 % by volume
CO max100ppm
SO2 max2ppm
Nox max 65ppm
Dew Point -45 °C or below

14.		Nitrogen
		14.1 Consumption	about 700m3 per day (LIQUID / GAS)
		14.2 Liquid Nitrogen Storage	N/A
		14.3 Nitrogen Generator Capacity Pressure Tank	120Nm3 per HOUR 26m3; 1000kPa

15.		Ballast
		15.1 Tank capacity	ALL 52411.6m3 (or Tons)
		15.2 Number and rating of ballast pumps	3 X 3000m3/hr
		15.3 The Vessel is capable of loading and discharging ballast concurrently with cargo operations.	YES

16.		Gas Compressors
	16.1 High Duty:	No. and Capacity	2 X 35.000m3/hr
		Make	CRYOSTAR
Drive type
	16.2 Low Duty	No. and Capacity	2 X 8500 m3/hr
		Make	CRYOSTAR
Drive type

17.		Deck Machinery
	17.1 Winches -	Number and Pull	9 X 300kN
		Type	HYDRAULIC
		Brake Holding Force	992 kN
	17.2 Wires -	Size and B.S.	42mm 124 tons
		No. wires Fwd.	9
		No. wires Aft.	11
		17.3 Wires fitted with Synthetic tails	ALL
		Length and Size	11m; 85mm
		Breaking Strength	168 tons
		17.4 Derricks, cranes, etc. Type and Capacity	2 CRANES CLOSE TO MANIFOLD AND PROVISION CRANES 12 T SWL
18.		Navigation and Radio
18.1 Navigation Aids

2 MAGN COMPASS

2 GYRO COMPASS

1 X-BAND RADAR + 1 S-BAND

RADAR

2 ARPA’S

DEPTH SOUNDER/SPEED AND  DISTANCE/DOPLER/DOCKING  APPROACH/RUDDER ANGLE  IND/RPM IND/BOW THRUSTER IND/RATE OF TURN IND/2  DGPS/ECDIS/INTEGRATED  NAVIGATION SYSTEM

		18.2 Radio Equipment	GMDSS A3/NAVTEX/WEATHER FAX/LORAN C/SART/EPIRB/6 VHF/INMARSAT

3

19.	Crew
	19.1 Nationality — Officers Nationality — Crew	BELGIAN, FRENCH, UKRAINIAN, POLISH FILIPINO
19.2 Number of Officers
	Number of Officers Number of Crew	15 (IN NORMAL OPERATION) 13 (IN NORMAL OPERATION)

4

Appendix B	ShellLNGTime 1

Safety and Environmental Monthly Reporting Template

Shell Safety and Environmental Monthly Reporting Template	Return to: Charterers marked for the attention of: Fax: Phone: Email:

Time Chartered Vessel Name
Management Company
Month

OIL SPILL INCIDENTS (Any amount entering the water) Approximate volume in barrels and brief details
ANY OTHER INCIDENTS resulting in or having potential for injury, damage or loss

FOR DEFINITIONS OF INCIDENT CLASSIFICATION AND EXPOSURE HOURS PLEASE SEE OIL COMPANIES
INTERNATIONAL MARINE FORUM (OCIMF) BOOKLET “Marine Injury Reporting Guidelines” (February 1997) or
any subsequent version, amendment, or variation to them

A.            No. of crew:

B.            Days in month / period:

EXPOSURE HOURS (A x B x 24):

LOST TIME INJURIES (LTI’S) including brief details / any treatments

TOTAL RECORDABLE CASE INJURIES (TRC’S) including brief details / any treatments

PLEASE CONFIRM YOUR RETURN CONTACT DETAILS:

Name:

Phone:

Fax:

Email:

Return for each calendar month — by 10th of following month.

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

Shell Safety and Environmental Monthly Reporting Template	Return to: Charterers marked for the attention of: Fax: Phone: Email:

Time Chartered Vessel Name

Management Company

Month

Notes	Please enter zero i.e. “0” where any amount is nil (rather than entering “Nil” or N/A”)
Please do not enter a % sign in the entry boxes for Fuel Sulphur content i.e. if it is 3% then just enter “3”.
Cargo loaded for LNG vessels should also be reported as tonnes and not as m3.
If not possible to measure your refrigerants accurately by weighing, please use your best estimate.

Monthly Consumption — Fuel Oil mt

Sulphur content of Fuel Oil (percentage weight)

Monthly Consumption — Diesel and/or Gas Oil mt

Monthly Consumption (LNG ships only)

— Fuel Gases mt

Monthly Distance Steamed

Monthly Cargo Loaded — mt

HaIon Release — (Itr)

Refrigerant Gas — Type

Refrigerant Gas — ROB carried fwd from end last month (kgs)

Refrigerant Gas — Received (kgs)

Refrigerant Gas Consumption — (kgs)

Refrigerant Gas — ROB end of this month (kgs)

Garbage Disposal m3 — At Sea

Garbage Disposal m3 — Incinerated on Board

Garbage Disposal m3 — Sent Ashore

OIL SPILL INCIDENTS

(Other than those entering the water)

Approx. volume & brief details

Return for each calendar month — by 10th of following month.

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Appendix C	ShellLNGTime 1

Detailed Performance Criteria

CONTENTS

Article 1. Speed Warranties

Article 2. Timeliness

Article 3. Guaranteed Daily Fuel Consumption

Article 4. Definitions for Fuel Consumption Calculations

Article 5. Basis of Calculation for Fuel Consumption

Article 6. Actual Fuel Consumption on a Voyage

Article 7. Guaranteed Maximum Boil Off

Article 8. Boil Off Calculations

Article 9. Spray Cooling, Forced Vaporisation and use of Boil-Off

Article 10. Provisions for Gauging

Article 11. Underwater Cleaning I Waiting at Anchorage

Article 12. Interpretation

Speed Warranties	1.

(a)              Owners guarantee that the Vessel is capable of steaming and, subject to Article 1(b), shall steam at the Laden Service Speed or the Ballast Service Speed as set out in Clause 26(a) and (b) as applicable (the “Service Speed”).

(b)              Charterers may order the Vessel to steam at the Service Speed or at any lesser average speed but not less than the Minimum Speed as set out in Clause 26 (c) and not at a greater average speed, except with Owners’ consent, which shall not be unreasonably withheld. For the avoidance of doubt, it is agreed that Owners may decline orders to steam at any lesser average speed than the Minimum Speed or at any greater average speed than the Service Speed for operational reasons.

Timeliness	2.

(a)              Prior to each voyage Charterers may, subject to Article 1(b), instruct the Vessel to proceed so as to arrive at the pilot boarding station at each port at a given date and time (the “Scheduled Arrival Time” or “SAT”). Provided however:

(i)                  In the event that Charterers fail to provide a SAT to Owners the SAT shall be deemed to be the estimated arrival time of the Vessel assuming the Vessel steams at the Service Speed by the shortest safe route to the named port measured from pilot station to pilot station (a “Sea Passage”) (or the route specified by Charterers, if different) from the time Charterers instruct the Vessel to proceed.

(ii)               The SAT shall in any event not be earlier than the estimated arrival time calculated in accordance with Article 2(a)(1).

(iii)            Subject to Article 1(b), Charterers may amend the SAT from time to time during or prior to each voyage to accommodate changes in circumstances concerning the voyage (the “Amended SAT”).

(iv)           The speed at which the Vessel needs to steam in order to meet the SAT or the Amended SAT or any permissible speed ordered by the Charterers shall be a “Guaranteed Speed”.

(b)              Charterers shall compare the actual time of arrival of the Vessel at the pilot station at each port with the SAT save that if the SAT was amended solely for reasons not attributable to any failure in performance by the Vessel, then such comparison shall be made with the Amended SAT.

(c)               If the Vessel arrives at the pilot station at the arrival port not later than ***** after the SAT or Amended SAT, where applicable, the Vessel shall be deemed to have arrived “On Time”. If the Vessel arrives at the pilot station more than ***** after the SAT, or Amended SAT where applicable, the Vessel shall be deemed to have arrived “Late”.

(d)              Subject to Article 2(e) and (f), Charterers shall be entitled to make a deduction from hire in respect of any period by which the Vessel arrives Late.

(e)               Notwithstanding the foregoing but subject to Article 2(f), Charterers shall not be entitled to make any deduction from hire if the Vessel arrives Late to the extent that such late arrival is caused by one or more of the following during the voyage:

(i)                  the incidence of bad weather, being any day in which the Vessel has to proceed in wind force in excess of ***** for more than 12 (twelve) hours noon to noon, or

(ii)               poor visibility, or

(iii)            congested waters, or

(iv)           alterations in speed or course to avoid areas of bad weather, or

(v)              any period spent at a waiting area following arrival, or

(vi)           the saving of life or (with Charterers’ consent) property, (Article 2(e)(i)(ii)(iii)(iv) and (v) being known as “Restricted Periods”), or

(vii)        any period when the Vessel is off-hire at sea on any individual voyage. The master shall record in his daily noon report the time lost in the previous 24 hours due to any of the matters referred to in this Article 2(e).

(f)                If the Vessel arrives Late the following calculation shall be made to assess the period in respect of which Charterers shall be entitled to deduct hire. The speed of the Vessel shall be calculated over the Sea Passage excluding all Restricted Periods (the “Achieved Speed”). If the Achieved Speed equals or exceeds the Guaranteed Speed Owners shall be deemed to have met the speed warranties. If the Achieved Speed is less than the Guaranteed Speed Charterers shall apply the Achieved Speed to the

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

total Sea Passage and the time at which the Vessel would have arrived if steaming at the Achieved Speed shall be the Deemed Arrival Time. Charterers shall be entitled to deduct hire to the extent to which the Deemed Arrival Time exceeds the SAT by more than *****.

(g)               The relationship between this Article 2 and Clause 22 shall be as follows:

(i)                  Periods of off-hire under Clause 22 shall be excluded for all purposes from calculations under this Article 2.

(ii)               Article 2 shall apply to deal with lateness to which Clause 22 does not apply pursuant to Clause 22 (b).

Guaranteed Daily Fuel Consumption	3.

(a)              Owners guarantee that subject to the other provisions of Appendix C, the maximum daily fuel consumption of the Vessel for all purposes shall not exceed the quantities tabulated in Clause 26(e) and, where applicable shall be prorated between the speeds shown.

(b)              The average speed in knots on any Voyage (as defined in Article 4) shall be calculated by reference to the observed distance steamed and the duration of the Voyage, but excluding from the calculation of average speed the duration of all off hire periods and distance covered in such periods and excluding the distance covered during any deviation which is not an off hire period because the Vessel arrives On Time.

Definitions for Fuel Consumption	4.

(a)              In this Appendix C:

(i)                  “EOP” means the time the Vessel records End of Passage on arrival after any voyage.

(ii)               “FAOP” means the time the Vessel proceeds Full Away On Passage from her departure point on a voyage.

(iii)            “fuel” refers collectively to its two components, fuel oil and Boil-Off, measured in tonnes of Fuel Oil Equivalent, while “fuel oil” refers only to the oil component of the fuel.

(b)              For the purpose of fuel consumption calculations a voyage shall, where applicable, be divided into separate segments (each a “Voyage”). A Voyage shall be deemed to have started either:

(i)                  at FAOP or

(ii)               immediately after an off hire period, or

(iii)            at the time the Vessel alters speed to comply with an amended SAT or otherwise pursuant to Charterers’ orders as the case may be.

(c)               A Voyage shall be deemed to have ended either:

(i)                  at EOP, or

(ii)               immediately before an off hire period, or

(iii)            at the time the Vessel alters speed to comply with an amended SAT or otherwise pursuant to Charterers’ orders as the case may be.

Basis of Calculation for Fuel Consumption	5.

(a)              For each Voyage the guaranteed fuel consumption shall be calculated by multiplying the maximum daily consumption as determined pursuant to Article 3 by the duration of the Voyage calculated on the assumption that the Vessel steamed at the Guaranteed Speed. In calculating both the guaranteed fuel consumption and the actual fuel consumption Restricted Periods pursuant to Article 2(e) shall be excluded. Subject as hereinafter provided, there shall be a saving of fuel for that Voyage equal to the amount by which the guaranteed fuel consumption exceeds the actual fuel consumption and an excess consumption for that Voyage equal to the amount by which the actual fuel consumption exceeds the guaranteed fuel consumption. Such saving or excess shall be adjusted to take into account the Restricted Periods by dividing such saving or excess by the number of miles over which the fuel consumption has been calculated and multiplying by the same number of miles plus the miles steamed during the Restricted Periods in order to establish the total saving or excess in fuel consumption for the Voyage.

(b)              If on any Voyage the Vessel has to steam faster than the Service Speed or slower than the Minimum Speed pursuant to Charterers’ orders, or in order to achieve the SAT (provided this is not attributable to any failure of performance by the Vessel), the Vessel shall be deemed to have complied with the fuel consumption guarantees for the duration of such Voyage.

(c)               Owners’ warranties relating to speed and fuel consumption shall not apply to the period between the end of one Voyage and the start of the next Voyage as described in Article 4.

(d)              As soon as practicable after receipt of the necessary voyage returns, Charterers shall furnish Owners with their calculations determining fuel consumption on each Voyage.

(e)               At the conclusion of the charter period or annually (whichever occurs first) (the “Performance Period”), the quantities of excess fuel used and the quantities of fuel saved on all voyages in the Performance Period shall each be added up. The total of fuel saved for the Performance Period shall then be subtracted from the total of excess fuel used for the Performance Period and if the balance is positive Charterers shall deduct from hire due under Clause 11 an amount calculated by multiplying the net excess quantity of fuel consumed for the Performance Period by the weighted average price paid by the Charterers for fuel oil for the Vessel over the Performance Period in question. If the balance is zero or negative, Owners shall be deemed to have complied with their Fuel consumption obligations for the Performance Period.

Actual Fuel Consumption on a Voyage	6.

(a)              The actual fuel consumption on a Voyage shall, subject to Article 6(b), be the sum of,

(i)                  the fuel oil consumed during the Voyage (expressed in tonnes ) and excluding any fuel oil used  in any off hire period on that voyage; and

(ii)               the fuel equivalent of the total volume of cargo lost as Boil-Off during the Voyage (expressed in tonnes of Fuel Oil Equivalent) excluding any Boil-Off in any off hire period on that voyage and excluding any Boil-Off in excess of guaranteed maximum Boil off under the provisions of Article 8.

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)              For the purpose of this Article 6 the Fuel Oil Equivalent of the LNG lost as Boil off which is available as fuel during the voyage shall be assumed to be the total volumetric loss of the cargo, measured in cubic meters, as determined from the difference between gaugings at the loading and discharging ports (in accordance with Article 9), pro rated for the difference between the on hire voyage and gauging times and multiplied by the Fuel Oil Equivalent factor set out in Clause 26(f).

Guaranteed Maximum Boil Off	7.

(a)              Owners guarantee that Boil Off shall not exceed:

(i)                  the maximum laden Boil-Off percentage stated in Clause 26(g); and

(ii)               the maximum ballast Boil-Off percentage stated in Clause 26(h).

(b)              If Charterers give orders that require the temperature or vapour pressure of a cargo to fall during a laden sea passage and that order is complied with, the Boil-Off guarantee shall be deemed to have been complied with on that sea passage.

Boil Off Calculations	8.

(a)              The Boil Off excess or saving on any sea passage shall be calculated by comparing the guaranteed Boil Off for the sea passage (i.e. the daily guaranteed maximum Boil Off multiplied by the time between Gaugings) with the actual Boil-Off.

(b)              The actual amount of Boil Off on a sea passage shall be calculated by subtracting the volume of LNG Contained in the Vessel’s tanks at gauging after the sea passage from the volume therein at gauging before the sea passage.

(c)               If the Vessel was off hire during any sea passage the excess or saving shall be pro rated in the same proportion as the time on hire is to the total time between gaugings;

(d)              At the conclusion of the charter period or annually (whichever occurs first) (the “Performance Period”), the quantities of excess Boil Off and the quantities of Boil-Off saved on all trips in the Performance Period shall each be added up. The total Boil-Off saved for any such period shall then be subtracted from the total excess Boil-Off in the same period and if the balance is positive Charterers may deduct from hire due under Clause 11 an amount calculated by multiplying the said balance by the LNG Price or, if more than one LNG Price is applicable during the Performance Period, the arithmetical average of such LNG Prices. If the balance is zero or negative, then Owners shall be deemed to have complied with this Clause for the Performance Period.

Spray Cooling, Forced Vaporisation and use of Boil-Off	9.

(a)              If Owners require or Charterers so request, the Vessel shall spray cool as necessary in a manner consistent with Owners’ or Charterers’ requirements so as to maximise the use of the available Boil-Off for propulsion, whilst using due diligence to avoid the generation of any excess Boil-Off.

(b)              If on any sea passage Charterers order the Vessel to force vaporise LNG to eliminate or minimise the use of bunkers and the order is complied with, the Boil-Off guarantee shall be deemed to have been complied with on that sea passage.

(c)               The master shall notify Charterers if he is of the opinion that the Vessel will not, on arrival at the loading port, be able to commence bulk loading within ***** after cooling of the loading arms without spray cooling on the ballast sea passage.

(d)              Without prejudice to any of Owners’ or Charterers’ obligations under this Article 9 if Owners intend to order spray cooling at any time during the charter period, Owners agree, if requested by Charterers, to discuss the reasons and technical basis for spray cooling.

(e)               Subject to the provisions of this charter, Owners shall have free use of Boil-Off. Except when otherwise required pursuant to Charterers’ orders, Owners shall exercise due diligence to minimise any venting or steam dumping of Boil-Off during periods of low fuel demand.

Provisions for Gauging	10.

(a)              The time at which any volume of LNG is determined is referred to in this charter as a gauging time.

(b)              In relation to any laden sea passage the cargo volume on loading at the start of the laden sea passage shall be the volume of LNG contained in the Vessel’s cargo tanks measured promptly after the closing of the Vessel’s manifold vapour return valve in the loading port and on discharge at the end of the laden sea passage shall be the volume of LNG contained in the Vessel’s cargo tanks measured promptly before the opening of the Vessel’s manifold vapour return valve in the discharge port.

(c)               In relation to any ballast sea passage the LNG heel volume after discharge (i.e. at the start of the ballast sea passage) shall be the volume of LNG contained in the Vessel’s cargo tanks measured promptly after the closing of the manifold vapour return valve in the discharge port and the LNG heel volume on loading (i.e. at the end of the ballast sea passage) shall be the volume of LNG contained in the Vessel’s cargo tanks measured promptly before the opening of the Vessel’s manifold vapour return valve in the loading port.

Underwater Cleaning / Waiting at Anchorage	11.

(a)              Charterers may request Owners at any time to arrange for the cleaning afloat of the Vessels’ underwater hull and propeller whereupon Owners shall arrange for the said cleaning to take place provided that:

(i)                  the Vessel is free of cargo but may be under vapour if permitted by the port authority; and

(ii)               in Owners’ opinion such cleaning will not damage in any way the Vessel’s underwater hull coatings; and

(iii)            such cleaning afloat can be carried out safely at a place approved by Owners and where the water is sufficiently clear for an underwater survey to be made of cleanliness of the Vessel’s hull and propeller immediately thereafter;

(b)              The cost of such underwater hull and propeller cleaning and underwater survey referred to in Article 11 (a) shall be for Charterers’ account and the Vessel shall remain on hire for their duration. If the underwater survey shows that both the Vessel’s underwater hull and propeller are clean, a successful

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Appendix C	ShellLNGTime 1

cleaning shall be deemed to have occurred.

(c)     If Charterers order the Vessel to wait at anchorage or in lay up, and, if as a result of such waiting or lay up Owners have good reason to believe that the performance of the Vessel or her fuel consumption is affected and speed and/or fuel warranties can no longer be met because of fouling then Owners shall so state by written notice to Charterers and if Charterers request, shall carry out an underwater inspection at Charterers’ expense to see if there is fouling of the hull and/or propeller.

(d)     If as a result of the aforesaid inspection, Owners consider that there is evidence of such fouling then if Charterers so request, Owners shall arrange and carry out cleaning afloat of the Vessel’s underwater hull and propeller provided that the provisions of Article 11 (a)(i), (ii) and (iii) apply.

(e)     The cost of such underwater hull and propeller cleaning and underwater survey referred to in Article 11 (d) shall be for Charterers’ account and the Vessel shall remain on hire for their duration. If the underwater survey shows that both the Vessel’s underwater hull and propeller are clean, a successful cleaning shall be deemed to have occurred.

(f)     If any inspection pursuant to Article 11 (c) reveals the presence of hull or propeller fouling, or if Charterers decline to request an inspection following receipt of a notice from Owners under Article 11 (c), then from the time Owners give written notice that performance is affected by fouling, Owners shall be deemed to have complied with the speed and fuel warranties until the completion of the next periodic drydocking or successful cleaning, whichever occurs sooner.

Interpretation	12.

(a)     In this Appendix C, “Article” shall mean an Article of this Appendix, and “Clause” shall mean a Clause of the charter.

(b)     In the event of any conflict between the charter and Appendix C, Appendix C shall prevail.

This document Is a compiler generated SHELL LNG TIMECHARTER form printed by BIMCO’s idea with the permission of Shell. Any Insertion or deletion to the form must be clearly visible. In event of any modification being made to the pre-printed text of this document which is not clearly visible, the text of the original SHELL LNG TIMECHARTER document shall apply. BIMCO assumes no responsibility for any loss, damage or expenses caused as a result of discrepancies between the original SHELL LNG TIMECHARTER document and this computer generated document.

APPENDIX D

To the Charter Party dated 10th October 2006
between
EXMAR EXCALIBUR SHIPPING COMPANY LIMITED
(“Owners”)
And
EXCELERATE ENERGY LP
(“Charterers”)

LIST OF COMPATIBLE LNG TERMINALS

•                  Americas: Cove Point, Boston Everett, Elba Island, Lake Charles, Eco Electrica (Puerto Rico), Atlantic LNG Point Fortin

•                  Middle-East: Das Island, Ras Laffan (No.1 & No.2), Oman LNG Qalhat

•                  Europe: Huelva, Cartagena, Barcelona, Bilbao, Sines, Zeebrugge, Montoir, Marmara Ereglisi, Milford Haven, Isle of Grain

•                  Africa: Bethioua, Arzew, Nigeria LNG Bonny, Damietta, Idku

•                  India: Hazira

•                  Australia: Withnell Bay

•                  Malaysia: Bintulu

•                  Indonesia: Bontang (No’s 1, 2 & 3), Arun (North and South)

•                  Far East: Pyongtaek #1 & 2, Incheon #1 & 2, Tongyeong, Kwangyang, Yung An, Chita L-1/L-2, Futtsu, Ohgishima, Higashi Ohgishima, Yanai, Senboku 2-1/2-2, Niigata, Oita, Sodegura, Himeji, Niigata

LNG terminals not listed hereabove remain to be investigated and data of such terminals is to be available to the Owners before contract signing.

APPENDIX E

To the Charter Party dated 10th October 2006
between
EXMAR EXCALIBUR SHIPPING COMPANY LIMITED
(“Owners”)
And
EXCELERATE ENERGY LP
(“Charterers”)

LETTERS OF INDEMNITY (LOI)

INT GROUP A

STANDARD FORM LETTER OF INDEMNITY TO BE GIVEN IN RETURN FOR DELIVERING CARGO WITHOUT PRODUCTION OF THE ORIGINAL BILL OF LADING

To :	[insert name of Owners]	[insert date]
The Owners of the [insert name of ship]
[insert address]

Dear Sirs

Ship: [insert name of ship]

Voyage:[insert load and discharge ports as stated in the bill of lading]

Cargo:[insert description of cargo]

Bill of lading: [insert identification numbers, date and place of issue]

The above cargo was shipped on the above ship by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading] but the bill of lading has not arrived and we, [insert name of party requesting delivery], hereby request you to deliver the said cargo to [insert name of party to whom delivery is to be made] at [insert place where delivery is to be made] without production of the original bill of lading.

In consideration of your complying with our above request, we hereby agree as follows :-

1.              To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of delivering the cargo in accordance with our request.

2.              In the event of any proceedings being commenced against you or any of your servants or agents in connection with the delivery of the cargo as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

3.              If, in connection with the delivery of the cargo as aforesaid, the ship, or any other ship or property in the same or associated ownership, management or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship’s registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified.

4.              If the place at which we have asked you to make delivery is a bulk liquid or gas terminal or facility, or another ship, lighter or barge, then delivery to such terminal, facility, ship, lighter or barge shall be deemed to be delivery to the party to whom we have requested you to make such delivery.

5.              As soon as all original bills of lading for the above cargo shall have come into our possession, to deliver the same to you, or otherwise to cause all original bills of lading to be delivered to you, whereupon our liability hereunder shall cease.

6.              The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.

7.              This indemnity shall be governed by and construed in accordance with English law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England.

1

Yours faithfully

For and on behalf of

[insert name of Requester]

The Requestor

Signature

2

INT GROUP B

STANDARD FORM LETTER OF INDEMNITY TO BE GIVEN IN RETURN FOR DELIVERING CARGO AT A PORT OTHER THAN THAT STATED IN THE BILL OF LADING

To :	[insert name of Owners] [insert date]
The Owners of the [insert name of ship]
[insert address]

Dear Sirs

Ship: [insert name of ship]

Voyage: [insert load and discharge ports as stated in the bill of lading]

Cargo:[insert description of cargo]

Bill of lading:[insert identification number, date and place of issue]

The above cargo was shipped on the above ship by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bill of lading is made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bill of lading] but we, [insert name of party requesting substituted delivery], hereby request you to order the ship to proceed to and deliver the said cargo at [insert name of substitute port or place of delivery] against production of at least one original bill of lading.

In consideration of your complying with our above request, we hereby agree as follows:-

To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the ship proceeding and giving delivery of the cargo against production of at least one original bill of lading in accordance with our request.

In the event of any proceedings being commenced against you or any of your servants or agents in connection with the ship proceeding and giving delivery of the cargo as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

lf, in connection with the delivery of the cargo as aforesaid, the ship, or any other ship or property in the same or associated ownership, management or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship’s registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified.

The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.

This indemnity shall be governed by and construed in accordance with English law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England.

Yours faithfully

For and on behalf of

[insert name of Requestor]

The Requestor

Signature

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INT GROUP C

STANDARD FORM LETTER OF INDEMNITY TO BE GIVEN IN RETURN FOR DELIVERING CARGO AT A PORT OTHER THAN THAT STATED IN THE BILL OF LADING AND WITHOUT PRODUCTION OF THE ORIGINAL BILL OF LADING

To :	[insert name of Owners] [insert date]
The Owners of the [insert name of ship]
[insert address]

Dear Sirs

Ship:[insert name of ship]

Voyage: [insert load and discharge ports as stated in the bill of lading]

Cargo:[insert description of cargo]

Bill of lading:[insert identification number, date and place of issue]

The above cargo was shipped on the above vessel by [insert name of shipper] and consigned to [insert name of consignee or party to whose order the bills of lading are made out, as appropriate] for delivery at the port of [insert name of discharge port stated in the bills of lading] but we, [insert name of party requesting substituted delivery], hereby request you to order the vessel to proceed to and deliver the said cargo at [insert name of substitute port or place of delivery] to [insert name of party to whom delivery is to be made] without production of the original bill of lading.

In consideration of your complying with our above request, we hereby agree as follows:-

To indemnify you, your servants and agents and to hold all of you harmless in respect of any liability, loss, damage or expense of whatsoever nature which you may sustain by reason of the ship proceeding and giving delivery of the cargo in accordance with our request.

In the event of any proceedings being commenced against you or any of your servants or agents in connection with the ship proceeding and giving delivery of the cargo as aforesaid, to provide you or them on demand with sufficient funds to defend the same.

If, in connection with the delivery of the cargo as aforesaid, the ship, or any other ship or property in the same or associated ownership, management or control, should be arrested or detained or should the arrest or detention thereof be threatened, or should there be any interference in the use or trading of the vessel (whether by virtue of a caveat being entered on the ship’s registry or otherwise howsoever), to provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such ship or property or to remove such interference and to indemnify you in respect of any liability, loss, damage or expense caused by such arrest or detention or threatened arrest or detention or such interference, whether or not such arrest or detention or threatened arrest or detention or such interference may be justified.

If the place at which we have asked you to make delivery is a bulk liquid or gas terminal or facility, or another ship, lighter or barge, then delivery to such terminal, facility, ship, lighter or barge shall be deemed to be delivery to the party to whom we have requested you to make such delivery.

As soon as all original bills of lading for the above cargo shall have come into our possession, to deliver the same to you, or otherwise to cause all original bills of lading to be delivered to you.

The liability of each and every person under this indemnity shall be joint and several and shall not be conditional upon your proceeding first against any person, whether or not such person is party to or liable under this indemnity.

This indemnity shall be governed by and construed in accordance with English law and each and every person liable under this indemnity shall at your request submit to the jurisdiction of the High Court of Justice of England.

Yours faithfully

For and on behalf of

[insert name of Requestor]

Signature

4